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                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1998 (except Note 12, as to which the date is January 28, 1999) in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-64669) and related Prospectus of Globe Holdings, Inc. for the registration of $49,086,000 of its 14% Senior Discount Notes due 2009, Series
B.

                                          /s/ Ernst & Young LLP

                                          Ernst & Young LLP

Providence, Rhode Island

February 1, 1999